Exhibit 99

FPIC INSURANCE GROUP, INC.
REPORTS FOURTH QUARTER AND YEAR 2005 RESULTS

JACKSONVILLE, Fla. (Business Wire) - February 21, 2006 - FPIC Insurance Group, Inc. (“FPIC”) (Nasdaq: FPIC) reported consolidated income from continuing operations of $9.3 million, or $0.86 per diluted common share, for fourth quarter 2005, up from $6.7 million, or $0.64 per diluted common share, for fourth quarter 2004. Operating earnings increased to $9.8 million, or $0.90 per diluted common share, for fourth quarter 2005, up from $6.4 million, or $0.61 per diluted common share, for fourth quarter 2004.

For the year ended December 31, 2005, consolidated income from continuing operations was $32.9 million, or $3.06 per diluted common share, up from $26.8 million, or $2.57 per diluted common share, for the year ended December 31, 2004. For the year ended December 31, 2005, operating earnings increased to $33.5 million, or $3.12 per diluted common share, up from $24.4 million, or $2.34 per diluted common share, for the year ended December 31, 2004.

For additional information regarding the use of operating earnings as a financial measure, see the discussion provided later in this release captioned “Non-GAAP Financial Measures.”

“We delivered record fourth quarter and annual results,” said John R. Byers, President and Chief Executive Officer, “with both of our business segments contributing to this outstanding performance. We achieved significant top- and bottom-line growth in our insurance underwriting segment, and our insurance management segment also continued to deliver solid results. Our 2005 performance demonstrates our ability to convert our business strategy into strong financial results and to successfully build long-term value for our shareholders, policyholders and customers.”

Unaudited Financial Highlights for Fourth Quarter 2005
(as compared to fourth quarter 2004 unless otherwise indicated)
•	Consolidated operating earnings up 52%
•	Sixteen consecutive quarters of positive consolidated operating earnings
•	Net premiums earned in our insurance underwriting segment up 45% as a result of the reduction of reinsurance and pricing improvements
•	Reduction in current year loss ratio due to favorable claims experience
•	87% combined ratio in our insurance underwriting segment; overall underwriting margin grew $5.4 million, or 195%
•	Increase in assets, reserves, shareholders’ equity and estimated statutory surplus for the fourth quarter and year 2005
•	Net investment income increased 25% on portfolio growth and improved yield
•	15% return on average equity for the trailing twelve months
•	Pre-tax charge of $0.8 million for compensation and benefits costs associated with the resignation of certain former officers
•	Repurchased 77,020 shares of FPIC common stock under our stock repurchase program, of which 33,550 shares settled in January 2006; 288,480 shares remain available for repurchase under the program

FPIC Year End 2005 Press Release: 1

Operational Highlights for Fourth Quarter and Year 2005
•	Continued targeted market focus
•	Policyholder retention in Florida remained strong at 95% for the year
•	Further streamlined organizational structure with the sale of Third Party Administration segment
•	Election of Charles Divita, III as Chief Financial Officer, effective January 1, 2006

Conference Call Information
FPIC will host a conference call at 11:00 a.m., Eastern Time, Wednesday, February 22, 2006, to review fourth quarter and year 2005 results. To access the conference call, please dial (866) 356-4441 (USA) or (617) 597-5396 (International) and use the access code 39214736.

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC’s corporate website at http://www.fpic.com. To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Wednesday, February 22, 2006, via e-mail at ir@fpic.com or through FPIC’s corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:00 p.m., Eastern Time, Wednesday, February 22, 2006, and ending at 11:59 p.m., Eastern Time, Friday, February 24, 2006. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 10267745. A replay of the conference call webcast will also be available beginning at 1:00 p.m., Eastern Time, Wednesday, February 22, 2006, on FPIC’s website.

Caution Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance.  These forward-looking statements can be identified by such words as, but are not limited to, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “foresee,” “hope,” “should,” “will,” “will likely result” or “will continue” and other similar expressions.

FPIC Year End 2005 Press Release: 2

These risks, uncertainties and other factors that could adversely affect our operations or cause actual results to differ materially from anticipated results include, but are not limited to, the following:

i)	The effect on our insurance subsidiaries of changing market conditions that result from fluctuating cyclical patterns of the medical professional liability insurance business;
ii)
The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

v)	General economic conditions, either nationally or in our market areas, that are worse than expected;
vi)	The rates we charge for our products and services being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
vii)	The actual amount of new and renewal business;
viii)	The uncertainties of the loss reserving process, including the occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
ix)	Business and financial risks associated with the unpredictability of court decisions;
x)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits, in connection with the administration of insurance claims;
xi)	The dependence of our insurance management segment upon a major customer, Physicians’ Reciprocal Insurers (“PRI”), for its revenue;
xii)
The effects of PRI’s premium rate adequacy, claims experience, policyholder retention, financial position and overall market and regulatory environment on its ability to maintain or grow its premium base;

xiii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiv)	Developments in financial and securities markets that could affect our investment portfolio;
xv)	The impact of rising interest rates on the market value of our investments and our interest costs associated with our long-term debt;
xvi)	The loss of the services of any key members of senior management;
xvii)
Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xviii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and
xix)
Other factors discussed elsewhere within FPIC’s Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the United States Securities and Exchange Commission (“SEC”) on May 9, 2005, August 8, 2005 and November 7, 2005, respectively; and FPIC’s Form 10-K for the year ended December 31, 2004, filed with the SEC on March 15, 2005.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FPIC Year End 2005 Press Release: 3

Non-GAAP Financial Measures
To supplement FPIC’s consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), FPIC reports non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time. Operating earnings is a non-GAAP financial measure widely used by investors and analysts in the insurance sector to facilitate understanding of results by excluding (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations. Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release. FPIC’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding FPIC’s performance and allows for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers, and a provider of insurance management services to other medical professional liability insurance carriers.

Contact Information
FPIC Insurance Group, Inc.
Jacksonville, Florida
Roberta Goes Cown, Senior Vice President and Corporate Counsel
904-360-3605

For all your investor needs, FPIC is on the Internet at http://www.fpic.com.
Got a Tough Question? E-mail us at ir@fpic.com, FPIC: Providing Answers in a Changing Market

FPIC Year End 2005 Press Release: 4

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data
(Dollars in thousands, except per share data)
	Three Months Ended		Year Ended
Consolidated Statements of Income	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004

Revenues
Net premiums earned	$63,984	44,123	226,042	149,676
Insurance management fees	10,491	11,218	41,700	39,100
Net investment income	6,934	5,535	25,246	20,753
Commission income	454	919	2,000	6,193
Net realized investment (losses) gains	(801)	505	(980)	3,867
Other income	178	171	749	834
Total revenues	81,240	62,471	294,757	220,423

Expenses
Net losses and loss adjustment expenses ("LAE")	45,117	35,738	166,657	125,172
Other underwriting expenses	10,759	5,633	36,440	12,527
Insurance management expenses	7,798	7,382	31,158	29,193
Interest expense on debt	1,002	713	3,495	2,564
Other expenses	2,948	1,971	8,368	7,645
Total expenses	67,624	51,437	246,118	177,101

Income from continuing operations before income taxes and minority interest	13,616	11,034	48,639	43,322
Less: Income tax expense	4,300	4,345	15,837	16,268
Income from continuing operations before minority interest	9,316	6,689	32,802	27,054
Less: Minority interest in (loss) income of consolidated subsidiary	10	(55)	(118)	248
Income from continuing operations	9,306	6,744	32,920	26,806

Discontinued operations
Income from discontinued operations (net of income taxes)	—	441	369	1,375
Gain on disposal of discontinued operations (net of income taxes)	—	—	1,733	—
Discontinued operations	—	441	2,102	1,375

Net income	$9,306	7,185	35,022	28,181

Basic earnings per common share:
Income from continuing operations	$0.90	0.68	3.22	2.69
Discontinued operations	—	0.04	0.21	0.14
Basic earnings per common share	$0.90	0.72	3.43	2.83

Diluted earnings per common share:
Income from continuing operations	$0.86	0.64	3.06	2.57
Discontinued operations	—	0.04	0.20	0.13
Diluted earnings per common share	$0.86	0.68	3.26	2.70

Basic weighted average common shares outstanding	10,296	10,033	10,220	9,973

Diluted weighted average common shares outstanding	10,839	10,544	10,740	10,420

FPIC Year End 2005 Press Release: 5

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(Dollars in thousands, except per share data)

Selected Consolidated Statements of Financial Position Information	As of
	Dec 31, 2005	Dec 31, 2004
Total cash and investments	$773,803	683,968
Total assets	$1,308,541	1,271,321
Liability for losses and LAE	$663,466	635,118
Liability for losses and LAE, net of reinsurance	$359,619	301,699
Long-term debt	$46,083	46,083
Accumulated other comprehensive (loss) income, net	$(4,231)	2,362
Total shareholders' equity	$249,590	217,120
Book value per common share	$24.14	21.56
Tangible book value per common share (a,b)	$22.32	19.63
Common shares outstanding	10,339	10,070
Consolidated statutory surplus of insurance subsidiaries (c)	$196,833	160,242

(a) Excludes goodwill of $18,870 and $18,870 and intangible assets of $0 and $561 as of December 31, 2005 and 2004, respectively.
(b) For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” found later in this release.

(c)The consolidated statutory surplus of our insurance subsidiaries reported as of December 31, 2005 is an estimate as of the date of this release.  Our Form 10-K to be filed in March 2006 will report the statutory surplus of our insurance subsidiaries as reported in their respective statutory filings.

	Three Months Ended		Year Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
Selected Consolidated Cash Flow Information
Net cash provided by operating activities	$23,140	30,815	104,459	64,916
Net cash used in investing activities	$(2,136)	(6,032)	(132,088)	(24,947)
Net cash (used in) provided by financing activities	$(1,374)	629	2,073	3,217

Segment Reconciliation of Consolidated Revenues
Insurance	$70,188	50,324	250,760	175,093
Insurance management	11,127	12,420	44,564	48,530
Intersegment eliminations	(75)	(273)	(567)	(3,200)
Consolidated revenues	$81,240	62,471	294,757	220,423

Segment Reconciliation of Consolidated Income from Continuing Operations
Insurance	$7,411	4,091	25,227	16,272
Insurance management	1,895	2,737	7,795	10,870
Intersegment eliminations	—	(84)	(102)	(336)
Consolidated income from continuing operations	$9,306	6,744	32,920	26,806

FPIC Year End 2005 Press Release: 6

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
Selected Insurance Segment Information
GAAP Combined Ratio:
Loss ratio	70.5%	81.0%	73.7%	83.6%
Underwriting expense ratio	16.8%	12.8%	16.1%	8.4%
Combined ratio	87.3%	93.8%	89.8%	92.0%

Direct and assumed premiums written	$58,787	59,843	289,022	312,728

Net premiums written	$50,053	50,483	251,814	192,532

Net Paid Losses and LAE on Professional Liability Claims:(1)
Net paid losses on professional liability claims	$12,405	18,819	60,817	67,805
Net paid LAE on professional liability claims	13,704	11,760	50,927	51,500
Net paid losses and LAE on professional liability claims	$26,109	30,579	111,744	119,305

Total professional liability claims with indemnity payment	89	99	391	350

Total professional liability claims and incidents closed without indemnity payment	441	637	2,065	2,162

Professional Liability Claims and Incidents Reported During the Period:
Total professional liability claims reported	224	213	940	928
Total professional liability incidents reported	165	273	941	1,261
Total professional liability claims and incidents reported	389	486	1,881	2,189

			As of
			Dec 31, 2005	Dec 31, 2004
Total professional liability claims and incidents that remained open			4,587	5,145

Professional liability policyholders (excluding fronting arrangements) (2)			14,055	14,158

(1) For the purpose of period over period comparison, net paid losses and LAE do not take into account $10,180 received in connection with the American Professional Assurance, Ltd. ceded reinsurance commutation during the second quarter of 2005, which would be a reduction to reported net paid losses and LAE.

(2) Professional liability policyholders (excluding fronting arrangements) includes policyholders whose individual insurance is 90% reinsured under facultative reinsurance agreements. For the period ended December 31, 2004, 111 such policyholders previously reported under fronting arrangements have been reclassified to professional liability policyholders (excluding fronting arrangements).

FPIC Year End 2005 Press Release: 7

FPIC Insurance Group, Inc.
Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures
(Dollars in thousands, except per share data)

Reconciliation of net income to operating earnings:

	Three Months Ended		Year Ended
	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004

Net income	$9,306	7,185	35,022	28,181

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment (losses) gains, net of income taxes (a)	(492)	310	(602)	2,375
Less: Discontinued operations, net of income taxes	—	441	2,102	1,375
Total adjustments	(492)	751	1,500	3,750

Operating earnings	$9,798	6,434	33,522	24,431

(a) All net realized investment (losses) gains, net of income taxes, for the periods reported relate to the insurance segment.

Reconciliation of shareholders' equity to tangible shareholders' equity:

	As of
	Dec 31, 2005	Dec 31, 2004
Total shareholders' equity	$249,590	217,120

Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Less: Goodwill	18,870	18,870
Less: Intangible assets	—	561
Total adjustments	18,870	19,431

Tangible shareholders' equity	$230,720	197,689

Book value per common share	$24.14	21.56
Tangible book value per common share	$22.32	19.63

FPIC Year End 2005 Press Release: 8